     EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-126244, 333-159849, 333-203015, 333-239853 and 333-280343 on Form S-8, Registration Statement No. 333-271919 on Form S-3, Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement No. 333-172631 on Form S-4, and Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement No. 333-172631 on Form S-4, Registration Statement No. 333-174464 on Form S-4, and Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement No. 333-134227 on Form S-1 of our report dated March 24, 2025, relating to the consolidated financial statements of Designer Brands Inc. and subsidiaries, and the effectiveness of Designer Brands Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Designer Brands Inc. for the year ended February 1, 2025.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
March 24, 2025